Exhibit 3

                        LOAN AND STOCK PURCHASE AGREEMENT

                  THIS LOAN AND STOCK PURCHASE AGREEMENT (as amended, supplemented or modified from time to time, the "Loan Agreement") is dated as of March 8, 1999 and is between Donald W. Colbert (the "Borrower") and S&K FAMOUS BRANDS, INC., a Virginia corporation (the "Company").

         This Loan Agreement is made pursuant to the S&K Famous Brands, Inc. Stock Purchase Loan Plan (the "Plan"). All terms not otherwise defined herein shall have the meanings given such terms in the Plan. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                             PURCHASE AND LOAN TERMS

                  Section 1.1       Purchase and Loan.

                  (a) The Borrower agrees, on the terms and conditions set forth in this Loan Agreement, to purchase Company Stock as provided in his Election To Participate. The Loan is for the purpose of the Borrower acquiring shares of Company Stock (the "Shares").

                  (b) The Company agrees, on the terms and conditions set forth in this Loan Agreement, to make a loan (the "Loan") to the Borrower under the Plan. The loan shall be evidenced by, and repayable in accordance with, a single promissory note in the form of Exhibit A hereto and appropriately completed (the "Note").

                  Section 1.2. Recourse Liability. The Company shall have full recourse against the Borrower on account of the Loan, and the Borrower shall have personal liability with respect to the obligation hereunder and with respect to the representations and warranties contained herein.

                  Section 1.3.      Restrictions on Resale or Transfer.

                  (a) The Borrower may not sell or otherwise transfer any of the Shares for two (2) years after the date of this Loan Agreement. After two (2) years from the date of this Loan Agreement, the Borrower may sell or transfer up to one-third of the Shares. After three (3) years from the date of this Loan Agreement, the Borrower may sell or transfer an additional one-third of the Shares. After five (5) years from the date of this Loan Agreement, the Borrower may sell or transfer the remaining one-third of the Shares. The restrictions on sale or transfer of the Shares in this Section 1.3(a) shall apply even if the Loan is repaid in full.

                  (b) The restrictions on resale or transfer in Section 1.3(a) shall terminate if the Loan becomes due and payable in full for any reason, including on the death or termination of employment of the Borrower.

                  (c) The restrictions on resale or transfer in Section 1.3(a) shall not apply and the Shares may be transferred by reason of (i) a transfer by will or the laws of descent and distribution, (ii) a transfer to the Participant's spouse of no more than one-half of the Shares pursuant to a domestic relations order issued by a court, or (iii) a transfer made for tax or estate planning purposes to members of the Borrower's immediate family or to partnerships or trusts whose sole beneficiaries are the Borrower and/or the Borrower's immediate family members, provided, however, that in the case of a transfer described in this clause (iii), any subsequent disposition, grant of an option or creation or sufferance of a lien with respect to any of such Shares so transferred which is not described in clause (i), or (ii) shall be prohibited (each of the foregoing an "Exempt Transfer").

                  (d) Notwithstanding the other provisions of this Section 1.3, the Borrower may not sell or transfer any of the Shares that are then subject to the security interest provided under Article III.



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                  Section 1.4. Repayments From Bonus. A portion of any cash
bonuses payable to the Borrower with respect to the Company's fiscal year ending January 29, 2000 or any later fiscal year shall be applied first to the payment of accrued interest and then to repayment of principal on the Note and, if applicable, the Borrower's note evidencing an existing loan under the previous loan program implemented under the Plan in 1995. Such payment will be allocated proportionately between the two notes based on the respective amounts of accrued but unpaid interest and the principal balance of each. The portion so applied shall be 25% of the bonus after reduction for any withholdings required by law. The note and loan and stock purchase agreement relating to the Borrower's loan under the 1995 loan program are hereby amended to the extent necessary to reflect the allocation of payments required under this Section.


                                   ARTICLE II
                      FORGIVENESS OF INTEREST AND PRINCIPAL

                  Section 2.1. Performance-Based Interest Forgiveness. All or a portion of the interest on the Loan may be forgiven by the Company upon achievement of the performance goals as established by the Committee pursuant to the Plan. The following procedures shall apply if the Committee determines to offer such forgiveness:

                  (a) Within 90 days after the start of a Fiscal Year, the Committee shall select the Performance Criteria to be used and the extent to which each Performance Criteria shall be weighted. The Committee shall also establish the Performance Goals applicable to the Loan. The Committee may establish Performance Goals based on performance over multiple Fiscal Years.

                  (b) The Committee shall determine the amount of interest that shall be forgiven depending upon whether, or the extent to which, the Performance Goals have been achieved. The Performance Criteria, their weighting, Performance Goals, potential interest and/or principal forgiveness that are established for a Loan shall be issued to the Borrower on a performance schedule.

                  (c) At such times as required under a performance schedule, the Committee shall determine the achievement of the Performance Goals and the resulting amount of interest, if any, that shall be forgiven under the performance schedule. All determinations regarding the extent to which any Performance Goals have been achieved will be made by the Committee.

                  (d) Except as specifically provided, the Borrower must be employed on the last day of the Fiscal Year to receive interest forgiveness for that year. If the Borrower terminates employment with the Company at or after his Normal Retirement Date, the Company shall forgive a percentage of the interest equal to the amount of interest to be forgiven based on performance in that Fiscal Year times a fraction, the numerator of which is the number of full months in the Fiscal Year before the Borrower's retirement and the denominator of which is 12.

                  (e) If less than the amount of interest to be forgiven remains due on the Note, the Company shall forgive the remaining interest amount and pay the Borrower an amount equal to the amount of interest to be forgiven less the interest that is forgiven.

                  Section 2.2.      Continuation of Employment.

                  (a) If the Borrower is employed by the Company on the Final Payment Date (as defined in the Note), the Company shall forgive the payment of the Applicable Percentage (as defined below) of the original principal amount due under the terms of the Note. If the Borrower is employed by the Company on the Final Payment Date but there is less than the Applicable Percentage of the original principal amount remaining due on the Note, the Company shall forgive the remaining principal amount and pay the Borrower an amount equal to the Applicable Percentage of the original principal amount less the principal amount that is forgiven.



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

     (b) The Applicable Percentage is the percentage determined by the following formula:

                       The number of Shares acquired with the Loan for which no
            25%  x   Disposition Event has occurred as of the Final Payment Date
                      --------------------------------------------------------
                       The original number of Shares acquired with the Loan

A "Disposition Event" means any sale or other transfer of the Shares except for Exempt Transfers.

                  Section 2.3. Disability. If the Borrower has a Disability and is employed by the Company immediately before he has a Disability, the Company shall forgive the payment of all interest accrued for the current Fiscal Year and all future interest due on the Note. The Company shall also forgive the Applicable Percentage of the principal due on the Note as provided in Section 2.2, calculated as if the date on which the Borrower has a Disability is the Final Payment Date. If less than the Applicable Percentage of the original principal amount remains due on the Note, the Company shall forgive the remaining principal amount and pay the Borrower an amount equal to the Applicable Percentage of the original principal amount less the principal amount that is forgiven. The Borrower shall remain liable for payment of any remaining principal and accrued interest due on the Note according to its terms.

                  Section 2.4. Death. If the Borrower dies while employed by the Company, the Company shall forgive the payment of all interest accrued for the current Fiscal Year and all future interest due on the Note. The Company shall also forgive the Applicable Percentage of the principal due on the Note as provided in Section 2.2, calculated as if the date on which the Borrower dies is the Final Payment Date. If less than the Applicable Percentage of the original principal amount remains due on the Note, the Company shall forgive the remaining principal amount and pay the Borrower's successor or estate an amount equal to the Applicable Percentage of the original principal amount less the principal amount that is forgiven. The Borrower's successor or his estate shall remain liable for payment of any remaining principal and accrued interest due on the Note according to its terms.

                  Section 2.5.      Retirement.

                  (a) If the Borrower terminates employment with the Company at or after his Normal Retirement Date, the Company shall forgive a percentage of the principal equal to the principal then outstanding times the following percentage:

            Months since Date of this Loan Agreement x  Applicable Percentage
            ----------------------------------------
            Total Months in term of the Note

         The Applicable Percentage shall be calculated as provided in Section 2.2, as if the date on which the Borrower retires is the Final Payment Date. The Borrower shall remain liable for payment of any remaining principal and accrued interest due on the Note according to its terms.

                  (b) If the principal to be forgiven under subsection (a) is more than the remaining principal amount due on the Note, the Company shall forgive the remaining principal amount and pay the Borrower an amount equal to the amount to be forgiven under subsection (a) less the principal amount that is actually forgiven.

                  Section 2.6. Change of Control. If the Borrower's employment with the Company is terminated within two (2) years after a Change of Control occurs either (i) by the Company without Cause or (ii) by the Borrower with Good Reason, the Company shall forgive the payment of (x) all interest accrued for the current Fiscal Year and all future interest due and (y) the Applicable Percentage of the principal due on the Note as provided in Section 2.2, calculated as if the date on which the Borrower terminates employment is the Final Payment Date. If less than the Applicable Percentage of the original principal amount remains due on the Note, the Company shall forgive the


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

remaining principal amount and pay the Borrower an amount equal to the Applicable Percentage of the original principal amount less the principal amount that is forgiven. The Borrower shall remain liable for payment of any remaining principal and accrued interest due on the Note.

                  Section 2.7. Termination of Employment. If the Borrower terminates employment with the Company other than as provided in Sections 2.2, 2.3, 2.4, 2.5, or 2.6, the Company shall not forgive any further amounts of interest or principal on the Loan and all payments shall be due and payable as provided in the Note.

                                   ARTICLE III
                              THE SECURITY INTEREST

                  Section 3.1. The Security Interest. The Borrower hereby pledges to the Company, and grants to the Company a security interest in the Shares and all cash, instruments and other property and proceeds from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Shares.

                  Section 3.2. Security for Obligations. This Loan Agreement secures the payment of all of the obligations under the Note. All certificates evidencing the Shares shall be delivered to and held by or on behalf of the Company pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank.

                  Section 3.3. Termination of Security Interests; Release of Collateral. Upon the full, final and irrevocable payment and performance of the Note, the security interests in the Shares shall terminate and all rights to the Shares shall revert to the Borrower. Upon any such termination of the security interests, the Company will execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the termination of the security interests or the release of the Shares. Any such documents shall be without recourse to or warranty by the Company.

                  Section 3.4. Borrower Representations. The Borrower represents and warrants as follows:

                  (a) This Loan Agreement constitutes a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (b) The Borrower owns all the Shares free and clear of any liens other than the security interests granted hereby. The Shares are subject to no lien, option to purchase or similar rights of any person. The Borrower is not and will not become a party to or otherwise bound by any agreement, other than this Loan Agreement, which restricts in any manner the rights of any present or future holder of any of the Shares with respect thereto.

                  (c) The Borrower's financial information provided to the Company in connection with the Loan is true and accurate in all material respects.

                  Section 3.5. Liens on Shares. The Borrower will not sell or otherwise dispose of, or grant any option with respect to, any of the Shares or create or suffer to exist any lien (other than security interests in favor of the Company) on any Shares until the payment of the Note in full.

                  Section 3.6. Release of Shares. Prior to the payment in full of the Note, the entire amount of any Shares released from the security interests shall be immediately sold by the Borrower. The entire proceeds of any sale of the Shares shall be applied first to the payment of accrued interest and then to principal. If the entire principal and accrued interest on the Loan is repaid, the provisions of Section 3.3(a) shall apply.




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                                   ARTICLE IV
                       DISTRIBUTIONS ON COLLATERAL; VOTING

                  Section 4.1. Distributions on Shares; Voting. So long as no Event of Default shall have occurred and be continuing:

                  (a) The Borrower shall be entitled to exercise any and all voting rights pertaining to the Shares or any part thereof.

                  (b) The following items shall be treated as a prepayment of the Loan (except as provided in paragraph (d) below):

                           (i) cash dividends, dividends paid or payable other
                  than in cash, and instruments and other property distributed in respect of, or in exchange for, any Shares,

                           (ii) dividends and other distributions paid or
                  payable in cash in connection with a partial or total liquidation or dissolution or with a reduction of capital, capital surplus or paid-in-surplus, and

                           (iii) cash paid in redemption of, or in exchange for,
                  any Shares.

                  (c) The Company shall execute and deliver (or cause to be executed and delivered) to the Borrower all such proxies, powers of attorney, consents, ratifications, waivers and other instruments, if any, as the Borrower may reasonably request to enable the Borrower to exercise the voting and other rights which he is entitled to exercise pursuant to paragraph (i) above.

                  (d) Any stock that is received by the Borrower as a stock dividend, redemption or otherwise in respect to or exchange for the Shares shall be deemed to be Shares subject to Article III of this Loan Agreement.

                  Section 4.2       Events of Default.

                  (a) For purposes of this Loan Agreement, each of the following events shall constitute an Event of Default:

                           (i) any violation of Section 1.3 of this Loan
                  Agreement;

                           (ii) the creation or sufferance of a lien on the
                  Shares, provided that the creation of an involuntary lien shall not be an Event of Default if the lien is released within ninety (90) days following the date the Borrower becomes aware of such lien,

                           (iii) the Borrower shall be in default under the
                  terms of the Note,

                           (iv) the Borrower shall fail to observe or perform
                  any covenant or agreement contained in this Loan Agreement for ten (10) days after written notice thereof has been given to the Borrower by the Company, or

                           (v) any representation, warranty, certification or
                  statement made by the Borrower in this Loan Agreement shall prove to have been incorrect in any material respect when made.

                  (b) Upon the occurrence of an Event of Default, the Company shall have the rights and remedies set forth in the Note. The rights and remedies provided herein and in the Note shall be cumulative and not exclusive of any rights or remedies provided by law.



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                                    ARTICLE V
                                  MISCELLANEOUS

                  Section 5.1       Miscellaneous.

                  (a) No failure or delay by the Company in exercising any right, power or privilege under this Loan Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  (b) This Loan Agreement may be amended only in a writing signed by the Borrower and the Company. Any waiver must be in a writing signed by the waiving party.

                  (c) The provisions of this Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Loan Agreement is for the benefit of the Company and its successors and assigns. This Loan Agreement shall not be transferable by the Borrower except by will or by the laws of descent and distribution.

                  (d) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Company in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  Section 5.2 Governing Law. This Loan Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without application of Virginia conflict of law rules.

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the day and year first above written.

                                    BORROWER

                                       /s/ Donald W. Colbert
                                    ----------------------------------
                                             (Signature)
                                    Print Name:  Donald W. Colbert
                                    Title:  President

                                    S&K FAMOUS BRANDS, INC.


                                    By   /s/ Robert E. Knowles
                                      ----------------------------
                                    Title: Executive Vice President



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